UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2021

MEREDITH CORPORATION

(Exact name of registrant as specified in its charter)

Iowa	001-5128	42-0410230
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

1716 Locust Street, Des Moines, Iowa	50309-3023
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (515) 284-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $1	MDP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retention Agreements

On August 10, 2021, Meredith Corporation (“Meredith”) entered into a Retention, Assignment and Acknowledgement Agreement (each a “Retention Agreement” and together, the “Retention Agreements”) with each of Chairman, Chief Executive Officer and President Thomas Harty, Chief Financial Officer Jason Frierott, Chief Development Officer and General Counsel John Zieser and National Media Group President Catherine Levene. The Retention Agreements were entered into in connection with the previously-announced Spin-Off (defined below) and Agreement and Plan of Merger (the “Merger Agreement”), dated as of May 3, 2021, as amended June 2, 2021, by and among Gray Television, Inc. (“Gray”), Gray Hawkeye Stations, Inc., a wholly-owned subsidiary of Gray (“Merger Sub”), and Meredith, pursuant to which Gray will acquire Meredith’s local media group business segment and Meredith will become a wholly-owned subsidiary of Gray (the “Merger”) immediately after the Spin-Off. Meredith intends to separate its local media group and national media group (“NMG”) into two independent companies by transferring NMG and its corporate functions into a new, wholly-owned subsidiary of Meredith (“NMG SpinCo”), and distributing the common stock of NMG SpinCo to Meredith’s stockholders (the “Spin-Off”).

Pursuant to the Retention Agreements, each of these executives has agreed, among other things, to have his or her existing employment agreement and change-in-control severance agreement assumed by, and assigned to, NMG SpinCo, and acknowledge that the Spin-Off and the Merger do not constitute a change in control for purposes of his or her employment agreement and severance agreement. In addition, under each Retention Agreement, as an incentive for each executive to remain employed with Meredith through the consummation of the Spin-Off, and with NMG SpinCo following the Spin-Off and through August 10, 2024, each executive will be eligible to earn a cash retention bonus in an amount equal to the value of a notional number of shares of common stock of NMG SpinCo, subject to the executive’s continued employment with NMG SpinCo through August 10, 2024 (or, if the executive’s employment is terminated after the consummation of the Spin-Off and prior to August 10, 2024 by NMG SpinCo without cause, by the executive for good reason (other than change in duties and responsibilities due to the Spin-Off), or by death or disability, each as defined in the executive’s applicable agreements). The notional number of shares are as follows: Mr. Harty (265,550), Mr. Frierott (132,775), Mr. Zieser (151,750) and Ms. Levene (113,800). Based on the closing price of Meredith’s common stock as of August 10, 2021 (less the $16.99 per share to be received in the Merger), the indicative values of the notional shares as of August 10, 2021, are approximately: Mr. Harty ($7,000,000), Mr. Frierott ($3,500,000), Mr. Zieser ($4,000,000) and Ms. Levene ($3,000,000). The retention bonuses will not be paid if the Spin-Off and Merger are not consummated. The change-in-control severance agreement for each executive will remain in effect at least through August 10, 2024, and the retention bonuses will not be paid if the executive becomes entitled to payments under his or her change-in-control severance agreement upon a qualifying termination following a change in control of NMG SpinCo, as defined in the executive’s change-in-control severance agreement, prior to August 10, 2024. Each Retention Agreement also will be assumed by, and assigned to, NMG SpinCo in connection with the Spin-Off.

The foregoing description of the Retention Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Retention Agreements to be filed as exhibits to Meredith’s Annual Report on Form 10-K for the fiscal year ended June 30, 2021.

Special Incentive Awards in NMG SpinCo

In connection with the Spin-Off and Merger, Meredith approved special incentive awards in NMG SpinCo for each of Messrs. Harty, Frierott and Zieser, which they will receive in recognition of their efforts leading the Spin-Off and Merger transactions and as an incentive to remain with, and increase shareholder value in, NMG SpinCo following the Spin-Off. The special incentive awards will be granted to Messrs. Harty, Frierott and Zieser following the Spin-Off and will have an aggregate approximate grant date value equal to $1,500,000, $1,000,000, and $1,000,000, respectively. Fifty percent of the special incentive awards in NMG SpinCo will be in the form of stock options and the remaining fifty percent will be in the form of restricted stock units and each award will cliff vest after three years, subject to each executive’s continued employment with NMG SpinCo.

Forward-Looking Statements

This Current Report on Form 8-K and the Exhibit attached hereto contain certain forward-looking statements that are subject to risks and uncertainties. These statements are based on management’s current knowledge and estimates of factors affecting Meredith and its operations. Forward-looking statements can be identified by words such as may, should, expects, provides, anticipates, assumes, can, will, meets, could, likely, intends, might, predicts, seeks, would, believes, estimates, plans, continues, guidance or outlook, or variations of these words or similar expressions. Actual results may differ materially from those currently anticipated.

Statements in this Current Report on Form 8-K and the Exhibit attached hereto regarding Meredith, Gray and NMG SpinCo that are forward-looking, including plans with respect to the proposed transactions, payments to be made under the Retention Agreements, assignment and duration of agreements in connection with the Spin-Off and distribution and terms of the special incentive awards, are based on management’s estimates, assumptions and projections, and are subject to significant uncertainties and other factors, many of which are beyond the control of Meredith, Gray, and NMG SpinCo. None of this information should be considered in isolation from, or as a substitute for, the historical financial statements of Meredith or Gray. Important risk factors could cause actual future results and other future events to differ materially from those currently estimated by management, including, but not limited to: the timing to consummate the proposed transactions; the risk that a condition to closing of the proposed transactions may not be satisfied and the transactions may not close; the risk that a regulatory approval that may be required for the proposed transactions is delayed, is not obtained or is obtained subject to conditions that are not anticipated; management’s ability to separate the national media business into an independent publicly-traded company; the diversion of management time on transaction-related issues; change in national and regional economic conditions; pricing fluctuations in advertising; changes in paper and postage prices; reliance on printing suppliers; changes in magazine circulation sales; industry consolidation; technological developments; and major world news events.

For more discussion of important risk factors that may materially affect Meredith, Gray and NMG SpinCo, please see the risk factors contained in Gray’s Annual Report on Form 10-K for its fiscal year ended December 31, 2020 and Meredith’s Annual Report on Form 10-K for its fiscal year ended June 30, 2020, both of which are on file with the SEC. You should also read Meredith’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 and Gray’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, which are also on file with the SEC.

No assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do occur, what impact they will have on the results of operations, financial condition or cash flows of Meredith, Gray and NMG SpinCo. None of Meredith, Gray or NMG SpinCo assumes any duty to update or revise forward-looking statements, whether as a result of new information, future events or otherwise, as of any future date.

Additional Information and Where to Find It

This communication is not a solicitation of a proxy from any shareholder of Meredith. In connection with the transactions contemplated by the Merger Agreement, Meredith intends to file relevant materials with the SEC, including a proxy statement. In addition, NMG SpinCo intends to file a registration statement on Form 10 with respect to its common stock. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THESE MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT MEREDITH, NMG SPINCO, GRAY, MERGER SUB AND THE MERGER AND SPIN-OFF. The proxy statement and Form 10, and other relevant materials (when they become available), and any other documents filed by Meredith, NMG SpinCo and Gray with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. The documents filed by Meredith may also be obtained for free from the Meredith’s Investor Relations web site (http://ir.meredith.com) or by directing a request to the Meredith’s Shareholder/Financial Analyst contact, Mike Lovell, Executive Director Corporate Communications, at 515-284-3622.

Participants in the Solicitation

Meredith and Gray and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the security holders of Meredith in connection with the merger and spin-off. Information about Gray’s directors and executive officers is available in Gray’s definitive proxy statement, dated March 25, 2021, for its 2021 annual meeting of shareholders. Information about Meredith’s directors and executive officers is available in Meredith’s definitive proxy statement, dated September 25, 2020, for its 2020 annual meeting of shareholders. Other information regarding the participants and description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement regarding the merger and spin-off that Meredith will file with the SEC and Form 10 registration statement that NMG SpinCo will file with the SEC when they become available.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MEREDITH CORPORATION

/s/ Jason Frierott
Jason Frierott
Chief Financial Officer

Date: August 16, 2021